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                               TRIDEX CORPORATION

                EXHIBIT 21.1 SUBSIDIARIES OF TRIDEX CORPORATION

                                                  Jurisdiction of                           Percentage
Name                                               Incorporation             Owner             Owned
- - ----------------------------------                --------------             -----          ----------
Allu Realty Trust *                               Massachusetts              Tridex            100%

Cash Bases Incorporated                           Delaware                   Tridex            100%

Cash Bases GB, Ltd.                               United Kingdom             Tridex            100%

     Cash Bases (Deutschland) GmbH                Germany                  Cash Bases          100%

     Cash Bases Iberica, S.A.                     Spain                    Cash Bases           80%

Digital Matrix Corporation*                       Connecticut                Tridex            100%

Hi-G Canada, Ltd.*                                Canada                     Tridex            100%

Hi-G Relais Vertriebs GmbH*                       West Germany               Tridex            100%

Hi-G S.A.R.L.*                                    France                     Tridex            100%

Ithaca Peripherals Incorporated                   Delaware                   Tridex            100%

     Ithaca Peripherals Limited                   United Kingdom             Ithaca            100%

Magnetec Corporation                              Connecticut                Tridex            100%

RIL Corporation*                                  Connecticut                Tridex            100%

TDX Corp.*                                        Connecticut                Tridex            100%

Transcom Incorporated*                            Maryland                   Tridex            100%

Tritel Corporation*                               California                 Tridex            100%

Ultimate Technology Corporation                   New York                   Tridex            100%

*Inactive

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